Exhibit 99.1

Sleep Number Chair, President and CEO Shelly Ibach Announces Retirement

Minnesota’s longest tenured female public company CEO transformed mattress retailer into wellness technology company, built iconic Sleep Number brand

Company also shares plans for additional Board and corporate governance changes

MINNEAPOLIS – (BUSINESS WIRE) – Sleep Number Corporation (Nasdaq: SNBR) announced today that Shelly Ibach has shared her plans to retire as Chair, President and Chief Executive Officer, no later than the 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”). Pursuant to its established succession plan, the Board of Directors (the “Board”) has engaged an independent executive search firm to help identify Ibach’s CEO successor. To support an effective transition, Ibach will continue to serve as Chair through the conclusion of the 2025 Annual Meeting and has agreed to serve as a strategic advisor to the new CEO and Board through the end of 2025.

“Throughout her 12-year tenure as CEO, Shelly transformed the company by consistently demonstrating visionary, results-oriented leadership and driving significant business innovation. Her authenticity has inspired the commitment of the entire Sleep Number team to its purpose: to improve the health and wellbeing of society through higher quality sleep,” said Michael Harrison, Sleep Number Board independent Lead Director. “Shelly’s passion for Sleep Number’s bold vision, combined with her courage, ingenuity, and resolve, have propelled the company’s strategic differentiation and growth in a highly commoditized market, earning Shelly and the company well-deserved recognition. Building on this legacy, the company’s sleep wellness technology and the operating model transformation position it for accelerated profitable growth with strong free cash flow when the bedding industry and macroeconomic environment recover.”

“I am filled with gratitude for my nearly 18 years at Sleep Number and our team members’ unwavering dedication to our mission and purpose, which has led to improving almost 16 million lives through our beloved brand. I am so proud of the innovative and resilient company we’ve built together,” said Shelly Ibach. “Our purpose has inspired the revolutionary Sleep Number smart bed and digital wellness platform that provide life-changing value for our customers. I am honored to have led this incredible team and diverse Board through many transformations and challenging environments to emerge a stronger company and have tremendous confidence in Sleep Number’s enduring competitive advantages and continued stakeholder value creation.”

Ibach’s Impact
As Minnesota's longest tenured female leader of a public company, Ibach has transformed nearly every aspect of the company: its talented team, iconic brand, industry leading sleep innovations, vertical business model, and values-based culture. Under her guidance, the company completed a multi-year transformation from Select Comfort, a specialty mattress infomercial retailer with a limited addressable market and $743 million in annual sales, to Sleep Number, a digitally connected, sleep wellness brand with 2023 revenues of $1.9 billion. Sleep Number became the innovation market leader by introducing the first commercialized smart bed with a multi-sided platform and proprietary ecosystem. This enabled strategic collaborations with the NFL and world-renowned health and research institutions, including the Mayo Clinic and American Cancer Society. Throughout her tenure, Ibach deliberately aligned the company’s strategic evolution and operational execution with progressive Board governance to drive long-term shareholder value.

Board Changes and Corporate Governance Enhancements
With Ibach’s retirement, she will not stand for reelection to the Board upon the expiration of her term at the 2025 Annual Meeting. The Board has unanimously determined its intent to appoint Michael Harrison as independent Chair following the 2025 Annual Meeting. Harrison has served as Sleep Number’s independent Lead Director since May 2022, drawing on deep institutional knowledge and broad consumer-facing experience.

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Sleep Number also announced today that two of its longer serving directors plan to retire by the 2026 Annual Meeting of Shareholders, at which time the Board intends to reduce its size. With these retirements, the Board will implement changes to its committee leadership with overlapping chair tenures to ensure effective transitions. The Board also plans to seek shareholder approval at the 2025 Annual Meeting to amend the company’s governing documents, including commencing a process to declassify the Board and to adopt a majority voting standard for approvals of mergers and future amendments to the Company’s Articles of Incorporation. Additional details regarding these changes are outlined in the following Letter to Shareholders.

The company also separately announced its 2024 Third Quarter performance results today.

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Letter to Shareholders

Dear Shareholders:

In addition to Shelly’s retirement, we announced changes to the Board and advancements to our corporate governance, which are described in more detail in this letter. These important changes have been structured to ensure business continuity while executing our ongoing transformation and supporting long-term shareholder value creation.

Sleep Number has many strengths: a track record of innovation superiority, a vertically integrated business model, an ecosystem of millions of engaged customers, an iconic brand, and 3,700 talented team members who are dedicated to our mission. To maintain and build on these strengths, even in the face of a prolonged bedding industry recession, requires thoughtful continuous improvement; this underpins our efforts to expand Sleep Number’s differentiation while transforming our operating model for greater financial resilience. The Board and governance changes that we announced today are the result of a comprehensive, carefully considered plan.

Board Composition
The Board is committed to ongoing refreshment, maintaining a composition that reflects diverse perspectives, including a complementary mix of professional and personal backgrounds and experiences. This deliberate approach positions us to sustain progressive innovation, navigate disruptions and support long-term success. In support of this continuous evolution, last year we added two new directors who were identified by one of our shareholders. With these additions, the Board acknowledges its expanded size in relation to the scale of our company. While we value the contributions of each of our talented directors, we believe that strategically reducing the size of the Board at the appropriate time will enhance our governance.

To that end, two of our longer-serving directors, Steve Gulis and Brenda Lauderback, have decided to retire from the Board by the 2026 Annual Meeting of Shareholders, prior to the expiration of their terms. Steve and Brenda have been valuable contributors to Sleep Number throughout their years of service. To prepare for their retirements, the Board has identified incumbent directors Steve Macadam and Phil Eyler as successor chairs of the Audit Committee and the Management Development and Compensation Committee, respectively. They will rotate into their new roles over time to provide overlap with the tenures of Steve and Brenda and facilitate an effective transition in the leadership of these core committees. We are also broadening the mandate of our Capital Allocation and Value Enhancement Committee so that it can provide oversight of our capital structure while continuing its important work on capital allocation.

Governance Advancements
Consistent with feedback we have received from our shareholders, the Board plans to seek shareholder approval at the 2025 Annual Meeting for important amendments to the company’s governing documents. The Board expects to garner shareholder support to begin a process to declassify the Board and to adopt a majority voting standard for approvals of mergers and future amendments to the company’s Articles of Incorporation. These changes reflect the Board’s ongoing commitment to progressive and effective corporate governance and accountability to shareholders.

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A Continued Focus on Transformation
As we move forward with these changes and continue to improve the company’s financial resilience, we remain committed to preserving and strengthening the company’s competitive advantages. We are deeply grateful to our dedicated, mission-driven team members, whose tenacity, ingenuity and commitment to embracing change and innovation consistently drive our progress. Their exceptional efforts have enabled our initiatives to create a more durable operating model, yielding positive results and positioning Sleep Number to capitalize on the expanding market for sleep-related health and wellness products when industry and macroeconomic conditions improve.

On behalf of the full Board, we want to thank you, our shareholders. We value your perspectives, which have informed many of the actions we announced today, and we will continue to work diligently on your behalf to drive profitable growth and sustainable long-term value.

Sincerely,

/s/ Shelly Ibach
Shelly Ibach
Board Chair, CEO, and President
Sleep Number® setting 40, average SleepIQ® score of 82

/s/ Michael J. Harrison
Michael J. Harrison
Independent Lead Director
Sleep Number® setting 50, average SleepIQ® score of 84
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About Sleep Number Corporation
Sleep Number is a wellness technology company. We are guided by our purpose to improve the health and wellbeing of society through higher quality sleep; to date, our innovations have improved nearly 16 million lives. Our wellness technology platform helps solve sleep problems, whether it’s providing individualized temperature control for each sleeper through our Climate360® smart bed or applying our more than 29 billion hours of longitudinal sleep data and expertise to research with global institutions.

Our smart bed ecosystem drives best-in-class engagement through dynamic, adjustable, and effortless sleep with personalized digital sleep and health insights; our millions of Smart Sleepers are loyal brand advocates. And our 3,700 mission-driven team members passionately innovate to drive value creation through our vertically integrated business model, including our exclusive direct-to-consumer selling in nearly 650 stores and online.

To learn more about life-changing, individualized sleep, visit a Sleep Number® store near you, our newsroom and investor relations sites, or SleepNumber.com

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Forward-looking Statements
Statements used in this news release relating to future plans and events such as the statements about the company’s board and leadership retirements and succession plans, position for accelerated profitable growth, enduring competitive advantages and continued stakeholder value creation, and intentions to update governance documents, are forward-looking statements subject to certain risks and uncertainties which could cause the company’s results to differ materially. The most important risks and uncertainties are described in the company’s filings with the Securities and Exchange Commission, including in Item 1A of the company’s Annual Report on Form 10-K and other periodic reports. Forward-looking statements speak only as of the date they are made, and the company does not undertake any obligation to update any forward-looking statement.

Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@sleepnumber.com
Media Contact: Julie Elepano; (414) 732-9840; julie.elepano@sleepnumber.com